Exhibit 99.1

RISK FACTORS

The following are updates to risk factors that were previously disclosed by the Company in its Annual Report on Form 10-K to reflect the Company’s conversion from a Delaware limited liability company to a Texas limited liability company. These risk factors should be read in conjunction with the risk factors described in “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 19, 2026.

Our common units have different rights from the Sunoco Common Units.

Although we have no material assets other than our ownership of Sunoco Class D Units (which are economically equivalent to the Sunoco Common Units), the rights of our common unitholders are different than the rights of holders of Sunoco Common Units.

We are a Texas limited liability company, and the rights of our common unitholders are governed by the Company Agreement and the provisions of Title 3 and the provisions of Title 1 to the extent applicable to limited liability companies, in each case of the Texas Business Organizations Code (the “TBOC”), whereas Sunoco is a Texas limited partnership and the rights of holders of Sunoco Common Units are governed by Sunoco’s limited partnership agreement (the “Sunoco Partnership Agreement”), and the provisions of Chapters 151, 153 and 154 and the provisions of Title 1 and Chapter 152, to the extent applicable to limited partnerships, in each case of the TBOC. We and Sunoco are separate and distinct publicly traded entities, and our common unitholders have no rights under Sunoco’s organizational documents and are not unitholders of Sunoco.

Accordingly, the rights of our common unitholders differ from the rights of holders of Sunoco Common Units in certain material respects, including that:

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the Sunoco Common Units represent interests in a limited partnership that is treated as a partnership and is not subject to entity-level tax for U.S. federal income tax purposes, while our common units represent interests in a limited liability company that is treated as a corporation and is taxed at our entity-level for U.S. federal income tax purposes;

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Sunoco is required under the Sunoco Partnership Agreement to distribute all of its available cash to its unitholders, including SunocoCorp, each fiscal quarter, while we will only have a policy of paying quarterly cash distributions of substantially all of our cash that is available for distribution and SunocoCorp Manager will generally have discretion to change such dividend policy and to determine the amount and timing of any distributions to our common unitholders (subject to the requirement, for two years following the Effective Date, we declare and pay cash distributions on our common units each time, and in the same amount, as the cash distribution paid to holders of Sunoco Common Units); and

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Sunoco GP may be removed as the general partner of Sunoco if approved by (i) holders of at least 66 2/3% of the outstanding Sunoco Common Units (excluding the Sunoco Class D Units) and (ii) 66 2/3% of the outstanding Sunoco Class D Units, while our common unitholders do not have the ability to remove SunocoCorp Manager as the manager.

The Company Agreement limits the liability and duties of SunocoCorp Manager and restricts the remedies available to us and our unitholders for actions taken by SunocoCorp Manager that might otherwise constitute breaches of fiduciary duty if we were a Texas corporation.

The Company Agreement limits the liability and duties of SunocoCorp Manager, while also restricting the remedies available to our unitholders for actions that, without these limitations, might constitute breaches of fiduciary duty under Texas law. Texas limited liability company law permits such contractual reductions or elimination of fiduciary duties. By acquiring our common units, including pursuant to the Arrangement, our unitholders consent to be bound by the Company Agreement, and pursuant to the Company Agreement, each holder of our common units consents to various actions and conflicts of interest contemplated in the Company Agreement that might otherwise constitute a breach of fiduciary or other duties under Texas law. For example:

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The Company Agreement permits SunocoCorp Manager to make a number of decisions in its individual capacity, as opposed to its capacity as our managing member. This entitles SunocoCorp Manager to consider only the interests and factors that it desires, with no duty or obligation to give consideration to the interests of, or factors affecting, us or our unitholders. Decisions made by SunocoCorp Manager in its individual capacity (as opposed to in its capacity as our managing member) are made by Energy Transfer, as the owner of SunocoCorp Manager, and not by the board of directors of SunocoCorp Manager. Examples of such decisions include:

•	decisions to appoint or remove directors from the Sunoco GP Board;

•	whether to exercise limited call rights;

•	how to exercise voting rights with respect to any units it owns; and

•	whether to consent to any merger or consolidation of us, or amendment to the Company Agreement.

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The Company Agreement provides that SunocoCorp Manager does not have any liability to us or our unitholders for decisions made in its capacity as our managing member so long as it acted in good faith as defined in the Company Agreement, meaning it believed that the decisions were not adverse to our interests.

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The Company Agreement provides that SunocoCorp Manager and the officers and directors of SunocoCorp Manager will not be liable for monetary damages to us for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that SunocoCorp Manager or those persons acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that such person’s conduct was criminal.

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The Company Agreement provides that SunocoCorp Manager will not be in breach of its obligations under the Company Agreement or its duties to our members with respect to any transaction involving an affiliate if the transaction with an affiliate or the resolution of a conflict of interest is:

•	approved by the conflicts committee of the board of directors of SunocoCorp Manager, although SunocoCorp Manager is not obligated to seek such approval;

•	approved by the vote of a majority of our outstanding common units, excluding any common units owned by SunocoCorp Manager and its affiliates; or

•	the board of directors of SunocoCorp Manager acted in good faith in taking any action or failing to act.

If an affiliate transaction or the resolution of a conflict of interest is not approved by our unitholders or the conflicts committee, then it will be presumed that, in making its decision, taking any action or failing to act, the board of directors of SunocoCorp Manager acted in good faith, and in any proceeding brought by or on behalf of us or any member, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption.

Our unitholders may have liability to repay distributions.

Under certain circumstances, our unitholders may have to repay amounts wrongfully returned or distributed to them. Under Section 101.206 of the TBOC, we may not make a distribution to our unitholders if the distribution would cause our liabilities to exceed the fair value of our assets. Texas law provides that for a period of two years from the date of an impermissible distribution, members who received the distribution and who knew at the time of the distribution that it violated Texas law will be liable to the limited liability company for the distribution amount.

The Company Agreement limits the forum, venue and jurisdiction of claims, suits, actions or proceedings.

The Company Agreement is governed by Texas law. The Company Agreement requires that any claims, suits, actions or proceedings:

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arising out of or relating in any way to the Company Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of the Company Agreement or the duties, obligations or liabilities among our members or of members to us, or the rights or powers of, or restrictions on, our members);

•	brought in a derivative manner on our behalf;

•	asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us or SunocoCorp Manager, or owed by SunocoCorp Manager to us or our unitholders;

•	asserting a claim arising pursuant to any provision of the TBOC; or

•	asserting a claim for any other internal entity claims (as defined in Section 2.115 of the TBOC),

be exclusively brought in the Business Court in the First Business Court Division in the State of Texas (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Texas with subject matter jurisdiction). By acquiring our common units, a member is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Business Court in the First Business Court Division in the State of Texas in connection with any such claims, suits, actions or proceedings and waives any rights to a jury trial with respect to such proceedings.

These provisions may have the effect of discouraging lawsuits against the directors, officers, employees and agents of us and/or SunocoCorp Manager. Our members will not be deemed, by operation of the forum selection provision alone, to have waived claims arising under the federal securities laws and the rules and regulations thereunder.

The forum selection provision is intended to apply to the fullest extent permitted by applicable law to the above-specified types of actions and proceedings, including, to the extent permitted by the federal securities laws, to lawsuits asserting both the above-specified claims and federal securities claims. However, application of the forum selection provision may in some instances be limited by applicable law. Section 27 of the Exchange Act provides: “The district courts of the United States ... shall have exclusive jurisdiction of violations of the Exchange Act or the rules and regulations thereunder, and of all suits in equity and actions at law brought to enforce any liability or duty created by the Exchange Act or the rules and regulations thereunder.” As a result, the forum selection provision will not apply to actions arising under the Exchange Act or the rules and regulations thereunder. However, Section 22 of the United States Securities Act of 1933, as amended (the “Securities Act”), provides for concurrent federal and state court jurisdiction over actions under the Securities Act and the rules and regulations thereunder, subject to a limited exception for certain “covered class actions” as defined in Section 16 of the Securities Act and interpreted by the courts. Accordingly, it is anticipated that the forum selection provision would apply to actions arising under the Securities Act or the rules and regulations thereunder, except to the extent a particular action fell within the exception for covered class actions.

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